Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Karen VanDerBosch

Chief Operating Officer and Chief Financial Officer

MakeMusic, Inc.

(952) 906-3690

kvanderbosch@makemusic.com

MAKEMUSIC REPORTS FOURTH QUARTER AND FISCAL YEAR 2011 RESULTS

Annual SmartMusic Revenue Increases 17%

Minneapolis – March 6, 2012 – MakeMusic, Inc. (NASDAQ: MMUS) announced financial results for the period ended December 31, 2011.

“Fiscal year 2011 was a challenging year due to turnover in several key leadership positions, including the CEO, CTO and other sales and marketing positions,” said Karen van Lith, MakeMusic CEO. “However, the team came together in the last half of the year and made tremendous strides on several fronts, especially with regard to quality product releases, including the company’s first mobile application. We are well positioned to take on 2012 and are looking forward to many exciting partnering and solution opportunities.”

Financial Results for the Three Months Ended December 31, 2011, Compared to December 31, 2010

•	Net revenues were $5.9 million, compared to $4.8 million.

•	Notation revenue was $3.8 million, compared to $3.0 million. The increase was related to the timing of the upgrade release of Finale 2012.

•	SmartMusic revenue was $2.1 million compared to $1.9 million.

•	Gross Profit was $5.0 million, or 86% of revenue, compared to $4.0 million, or 83% of revenue.

•	Operating expenses were $4.0 million, compared to $3.6 million.

•	Net income was $694,000, or $0.14 per share, compared to net income of $936,000, or $0.19 per basic and diluted share.

•

At December 31, 2011, cash and cash equivalents were $9.3 million, compared to $11.5 million as of December 31, 2010. The decrease in cash is primarily attributed to the acquisitions of Garritan Corporation and select Recordare assets in the fourth quarter of 2011.

Financial Results for the Year Ended December 31, 2011, Compared to December 31, 2010

•	Net revenues were $17.0 million, compared to $17.1 million.

•	Notation revenue was $9.5 million, compared to $10.7 million.

•	SmartMusic revenue was $7.5 million compared to $6.4 million.

•	Gross Profit was $14.2 million, or 84% of revenue, compared to $14.3 million, or 83% of revenue.

•	Operating expenses were $14.1 million compared to $13.8 million.

•	Net income was $4,000, or $0.00 per share, compared to net income of $1,012,000, or $0.21 per basic and diluted share.

Conference Call Information

The company will hold a conference call to review operating results for the year ended December 31, 2011, today, Tuesday, March 6, 2012, at 3:30 p.m. CDT. To access the call, participants should call 877-840-1316 and reference Conference ID Number 50966444. Two hours after the completion of the conference call, a digital recording will be available for replay by calling 855-859-2056 or 404-537-3406 through March 16, 2012.

Slides to Accompany Conference Call

Slides to accompany management’s presentation on the call will be available on the company’s website just prior to the call in the investor relations portion of the company’s website or www.makemusic.com/investor_relations.aspx.

About MakeMusic, Inc.

MakeMusic® , Inc. is a world leader in music technology whose mission is to develop and market solutions that transform how music is composed, taught, learned and performed. For more than 20 years, Finale® has been the industry standard in music notation software, enabling composers, arrangers, musicians, teachers, students and publishers to create, edit, audition, print and publish musical scores. MakeMusic is also the creator of SmartMusic® education software that is transforming the way students practice. With SmartMusic, students and teachers have access to thousands of band, orchestra and vocal pieces allowing students to practice with background accompaniment and get immediate feedback on their performance. SmartMusic allows teachers to individualize instruction and document the progress of every student. The SmartMusic Inbox™, an Android™ and Apple® mobile application, provides additional access for teachers to review, grade and comment on student assignments. MusicXML™ is an Internet-friendly way to publish musical scores, enabling musicians to distribute interactive sheet music online and to use sheet music files with a wide variety of musical applications. Garritan™ sound libraries provide musicians with state-of-the-art virtual instruments with the playback quality of a live performance. Additional information about this Minnesota company can be found at www.makemusic.com.

Cautionary Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and include any statement that does not directly relate to a current or historical fact. Our forward-looking statements in this release relate to our expectations regarding: our opportunities and positioning for 2012. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties for MakeMusic. These include, but are not limited to: (i) our ability to successfully implement product development and growth initiatives; (ii) risks relating to turnover among key personnel; (iii) our ability to maximize the benefits of recent acquisition; (iv) market acceptance of our products; (v) the impact of changing technology on our product upgrades; and (vii) those factors described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We do not intend to update publicly or revise any forward-looking statements.

Tables to Follow

MakeMusic, Inc.

Balance Sheets

(In thousands of U.S. dollars, except share and per share data)

	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$9,296	$11,532
Accounts receivable (net of allowance of $9 and $20 in 2011 and 2010, respectively)	1,539	1,238
Inventories	291	201
Deferred income taxes, net	2,338	2,786
Prepaid expenses and other current assets	362	252

Total current assets	13,826	16,009

Property and equipment, net	441	342
Capitalized software products, net	3,113	2,424
Finite life intangible assets	1,020	—
Goodwill	4,483	3,630
Long term deferred income taxes, net	57	214
Other non-current assets	—	2

Total assets	$22,940	$22,621

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of capital lease obligations	$4	$25
Accounts payable	585	489
Accrued compensation	676	1,372
Other accrued expenses	508	307
Post contract support	125	150
Reserve for product returns	214	380
Current portion of deferred revenue	4,208	3,603

Total current liabilities	6,320	6,326

Capital lease obligations, net of current portion	—	4
Deferred revenue, net of current portion	123	96

Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares – 10,000,000
Issued and outstanding shares – 4,934,020 and 4,895,983 in 2011 and 2010, respectively	49	49
Additional paid-in capital	66,930	66,632
Accumulated deficit	(50,482)	(50,486)

Total shareholders’ equity	16,497	16,195

Total liabilities and shareholders’ equity	$22,940	$22,621

MakeMusic, Inc.

Statements of Operations

(In thousands of U.S. dollars, except share and per share data)

	3 Months		12 Months
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
Notation revenue	$3,814	$2,978	$9,467	$10,712
SmartMusic revenue	2,068	1,864	7,527	6,436

NET REVENUE	5,882	4,842	16,994	17,148

COST OF REVENUES	846	833	2,757	2,833

GROSS PROFIT	5,036	4,009	14,237	14,315
	86%	83%	84%	83%
OPERATING EXPENSES:
Development expenses	1,367	1,464	4,638	5,524
Selling and marketing expenses	1,550	1,115	5,182	4,574
General and administrative expenses	1,049	1,056	4,053	3,741
Patent litigation expense	—	—	225	—

Total operating expenses	3,966	3,635	14,098	13,839

INCOME FROM OPERATIONS	1,070	374	139	476

Other, net	24	19	115	75

Net income before income tax	1,094	393	254	551

Income tax expense (benefit)	400	(543)	250	(461)

Net income	$694	$936	$4	$1,012

Income per common share:
Basic	$0.14	$0.19	$0.00	$0.21
Diluted	$0.14	$0.19	$0.00	$0.21

Weighted average common shares outstanding:
Basic	4,933,027	4,886,205	4,896,922	4,835,478
Diluted	4,947,052	4,964,443	4,917,557	4,913,887

MakeMusic, Inc.

Statements of Cash Flows

(In thousands of U.S. dollars)

	Year
	Ended December 31,
	2011	2010
Cash flows from operating activities
Net income	$4	$1,012
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,138	1069
Gain on disposal of assets	—	(1)
Deferred income taxes, net	165	(436)
Share based compensation	419	438
Net changes in operating assets and liabilities, excluding the effect of business acquisitions:
Accounts receivable	(255)	39
Inventories	(90)	185
Prepaid expenses and other current assets	(110)	42
Accounts payable	95	(237)
Accrued expenses and product returns	(729)	231
Deferred revenue	632	786

Net cash provided by operating activities	1,269	3,128
Cash flows from investing activities
Purchases of property and equipment	(346)	(143)
Proceeds from disposal of property and equipment	—	1
Business acquisitions	(2,344)	—
Capitalized development and other intangibles	(588)	(511)

Net cash used in investing activities	(3,278)	(653)

Cash flows from financing activities
Proceeds from stock options exercised	111	181
Payments on redemption of stock options	(22)	(6)
Repurchase of common stock	(291)	—
Principal payments on capital leases	(25)	(61)

Net cash (used in) provided by financing activities	(227)	114

Net (decrease) increase in cash and cash equivalents	(2,236)	2,589
Cash and cash equivalents, beginning of year	11,532	8,943

Cash and cash equivalents, end of year	$9,296	$11,532

Supplemental disclosure of cash flow information
Interest paid	$3	$6
Income taxes paid	124	136